UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2015

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 24, 2015, Iron Mountain Incorporated, or the Company, announced the launch and pricing of a private offering of $1.0 billion in aggregate principal amount of 6% Senior Notes due 2020, or the Notes. This represents an upsize of $200.0 million from the amount announced at launch. The Notes will be guaranteed by certain of the Company’s subsidiaries. The Notes will be sold at 100.0% of par. The net proceeds from the offering are expected to be approximately $984.0 million, after deducting discounts to the initial purchasers and estimated offering expenses. The Company intends to use the net proceeds from this offering for the redemption of all of its outstanding 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 and for general corporate purposes. Pending such application for general corporate purposes, the Company expects to invest the proceeds in time deposits with large, highly-rated investment-grade institutions or repay outstanding borrowings under its revolving credit facility. Copies of the Company’s press releases announcing the launch and pricing of the private offering of the Notes are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The redemptions of the 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 will be made only by means of call notices by the trustee to holders in accordance with the terms of the indenture under which such notes were issued. This Current Report on Form 8-K does not constitute a notice of redemption of such notes subject to redemption.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release dated September 24, 2015.

99.2	Press Release dated September 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: September 24, 2015